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As filed with the Securities and Exchange Commission on July 19, 2004

Registration No. 333-63450

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-1531401 (I.R.S. Employer Identification No.)
150 North Michigan Avenue Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)
Smurfit-Stone Container Corporation 1998 Long Term Incentive Plan (Full Title of the Plan)
Craig A. Hunt Vice President, General Counsel and Secretary 150 North Michigan Avenue Chicago, Illinois 60601 (Name and Address of Agent for Service)
(312) 346-6600 (Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven J. Gavin
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

PART I
EXPLANATORY NOTE

        A total of 16,500,000 shares of common stock, par value $0.01 per share, of Smurfit-Stone Container Corporation (the "Registrant") were registered on June 20, 2001 by Registration Statement on Form S-8 (File No. 333-63450) (the "2001 Registration Statement") and on December 1, 1988 by Registration Statement on Form S-8 (File No. 333-68221) for issuance under the Registrant's Smurfit-Stone Container Corporation 1998 Long Term Incentive Plan (the "Plan"). Of such shares, a total of 1,202,959 shares remain available for issuance, but not subject to outstanding stock options, pursuant to the Plan, as of June 30, 2004. Pursuant to Instruction E to Form S-8, such remaining shares are carried forward from the 2001 Registration Statement to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Registrant's Smurfit-Stone Container Corporation 2004 Long Term Incentive Plan. This Registration Statement shall remain in effect for purposes of outstanding stock options granted under the Plan.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 19, 2004.

SMURFIT-STONE CONTAINER CORPORATION
By:	/s/ CHARLES A. HINRICHS
	Name:	Charles A. Hinrichs
	Title:	Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ PATRICK J. MOORE Patrick J. Moore	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2004
/s/ CHARLES A. HINRICHS Charles A. Hinrichs	Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2004
/s/ PAUL K. KAUFMANN Paul K. Kaufmann	Vice President and Corporate Controller (Principal Accounting Officer)	July 19, 2004
/s/ JAMES R. BORIS James R. Boris	Director	July 19, 2004
/s/ ALAN E. GOLDBERG Alan E. Goldberg	Director	July 19, 2004
/s/ WILLIAM T. LYNCH, JR. William T. Lynch, Jr.	Director	July 19, 2004
/s/ JAMES J. O'CONNOR James J. O'Connor	Director	July 19, 2004
/s/ JERRY K. PEARLMAN Jerry K. Pearlman	Director	July 19, 2004
/s/ THOMAS A. REYNOLDS, III Thomas A. Reynolds, III	Director	July 19, 2004
/s/ WILLIAM D. SMITHBURG William D. Smithburg	Director	July 19, 2004

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PART I EXPLANATORY NOTE
SIGNATURES